EXHIBIT 10.6
SECOND AMENDMENT TO MULTI-TENANT LEASE AGREEMENT
     THIS SECOND AMENDMENT TO MULTI-TENANT LEASE AGREEMENT (this “Second Amendment”) is made effective as of the 29th day of October, 2007, by and between PC 101, INC., a Delaware corporation, as “Landlord”, and SXC HEALTH SOLUTIONS, INC., a Texas corporation, as “Tenant”.
WITNESSETH:
     WHEREAS, Landlord and Tenant entered into that certain Multi-Tenant Lease Agreement dated as of April 12, 2006, as amended by that certain First Amendment to Multi-Tenant Lease Agreement dated as of July 24, 2006 (as amended, the “Lease”), for the lease of certain space in the Building commonly known and described as Opus Pima Center II, Building C, in Scottsdale, Arizona;
     WHEREAS, Landlord and Tenant also entered into that certain Commencement Date Memorandum dated as of January 25, 2007 (the “Commencement Date Memorandum”); and
     WHEREAS, the parties desire to modify the Lease as hereinafter set forth in this Second Amendment.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows;
     1. The terms and provisions of this Second Amendment shall be effective on the date of this Second Amendment. All capitalized terms used in this Second Amendment, unless otherwise defined herein, shall have the same meanings given to them in the Lease.
     2. Notwithstanding anything to the contrary contained in the Lease or in the Commencement Date Memorandum, Landlord and Tenant acknowledge and agree that the Premises contains 9,846 rentable square feet of space. From and after December 1, 2007, Basic Rent and Tenant’s Share of Property Expenses Percentage will be adjusted based upon a Premises consisting of 9,846 rentable square feet of space. Prior to December 1, 2007, Basic Rent and Tenant’s Share of Property Expenses Percentage will be calculated based upon a Premises consisting of 9,623 rentable square feet of space, as contemplated under the Commencement Date Memorandum.
     3. Commencing on December 1, 2007 and continuing thereafter during the remainder of the initial 64-month Term of the Lease, monthly Installments of Basic Rent will be increased to equal $13,907.48 (which amount is equal to 1/12th of the product of $16.95 multiplied by a Premises consisting of 9,846 rentable square feet of space).
     4. Commencing on December 1, 2007 and continuing thereafter during the remainder of the initial 64-month Term of the Lease, the Tenant’s Share of Property Expenses Percentage will be increased to equal 24.17% (which amount is equal to the quotient of 9,846 [i.e., the rentable square footage of the Premises] divided by 40,736 [i.e., the rentable square footage of the Building]).
     5. Tenant represents that Tenant has dealt with no brokers in connection with this Second Amendment and that insofar as Tenant knows, no broker negotiated or participated in negotiations of this Second Amendment or is entitled to any commission in connection herewith. Landlord and Tenant agree that no broker shall be entitled to any commission in connection with this Second Amendment. Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through acts of Tenant in connection herewith. Landlord shall defend, indemnify and hold harmless Tenant from and against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through acts of Landlord in connection herewith.
     6. Except as otherwise expressly modified in this Second Amendment, the terms and conditions of the Lease are and shall remain in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of the Lease (and/or the Commencement Date Memorandum) and the terms and provisions of this Second Amendment, the terms and provisions of this Second Amendment shall govern and control.
     7. This Second Amendment may be executed in any number of counterparts, all of which together shall be deemed to constitute one instrument, and each of which shall be deemed an original.
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     IN WITNESS WHEREOF, the parties have executed this Second Amendment to Multi-Tenant Lease Agreement as of the day and year first above written.

LANDLORD: PC 101, INC., a Delaware corporation
By	/s/ Illegible
	Name:	Illegible
	Title:	Vice President

TENANT: SXC HEALTH SOLUTIONS, INC., a Texas corporation
By	/s/ Jeff Park
	Name:	Jeff Park
	Title:	CFO

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